PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment – Domestic Corporation
Entity Number		(15 Pa.C.S.)
Business Corporation (§ 1915)
Nonprofit Corporation (§5915)
Name				Document will be returned to the
Corporation Service Company				name and address you enter to
the left. Ü
Address
City	State		Zip Code

Fee: $70	Filed in the Department of State on
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the
Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street	City	State	Zip	County
(b) Name of Commercial Registered Office Provider				County
c/o

3. The statue by or under which it was incorporated:

4. The date of its incorporation: September 27, 2001

5. Check, and if appropriate complete, one of the following:
The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on:		at
	Date		Hour

6. Check one of the following:
The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or §
5914(a).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:
The amendment adopted by the corporation, set forth in full, is as follows:
X	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this day of , .
Name of Corporation
/s/ Richard J. DePiano
Signature
Title

EXHIBIT A

ESCALON MEDICAL CORP.

ARTICLES OF AMENDMENT

The Articles of Incorporation of Escalon Medical Corp. (the “Company”) are hereby amended to add new Article 15 to read in its entirety as follows:

“ARTICLE 15: Notwithstanding anything herein to the contrary, any or all classes and series of shares of the Company, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Company.”